UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2017

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Amendment and Waiver to ROFO Agreement

On February 13, 2017, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into the Second Amendment and Waiver to Right of First Offer Agreement (the “Waiver”) with SunPower Corporation (“SunPower”). Pursuant to the Right of First Offer Agreement, dated as of June 24, 2015, as amended, between OpCo and SunPower (the “ROFO Agreement”), SunPower previously granted to OpCo a right of first offer to purchase certain solar energy generating facilities for a period of five years. Such solar projects included the 100 MW El Pelicano solar generation project in Chile (“El Pelicano”).  Pursuant to the Waiver, OpCo waived its rights under the ROFO Agreement with respect to El Pelicano. The Waiver also contains customary representations, warranties and agreements of OpCo and SunPower.

The terms of the Waiver were approved by the board of directors (the “Board”) of 8point3 General Partner, LLC, the general partner of the Partnership, and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee consulted independent legal counsel in evaluating the Waiver.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Second Amendment and Waiver to the Right of First Offer Agreement dated February 13, 2017, by and between 8point3 Operating Company, LLC and SunPower Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC,
its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: February 14, 2017

INDEX TO EXHIBITS

Number	Description
10.1	Second Amendment and Waiver to the Right of First Offer Agreement dated February 13, 2017, by and between 8point3 Operating Company, LLC and SunPower Corporation.